Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of April 30, 2014, is between TIMKEN RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), THE TIMKEN CORPORATION, an Ohio corporation (the “Servicer”), THE PURCHASERS SIGNATORY HERETO, The BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Managing Agent and Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Seller, the Servicer, the Purchasers, the Managing Agent and the Administrative Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”); and

WHEREAS, the Seller, the Servicer, the Purchasers, the Managing Agent and the Administrative Agent have agreed to amend the RPA on the terms and conditions set forth below;

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2. Amendment to the RPA. Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 3:

(a) The RPA is hereby amended by deleting Section 3.5 in its entirety.

(b) Section 4.2 of the RPA is hereby amended and restated in its entirety to read as follows:

“Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the related Managing Agent for the benefit of the Purchasers in its Purchaser Group an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.”

(c) Section 4.4 of the RPA is hereby amended and restated in its entirety to read as follows:

“Section 4.4 Financial Institution Discount Rates. Seller may select the applicable Discount Rate for each Purchaser Interest of the Financial Institutions (it being understood that if the Discount Rate is equal to the Prime Rate plus 1.25% per annum for one Financial Institution, such Discount Rate shall apply for all Financial Institutions in all Purchaser Groups). Seller shall by 12:00 noon (New York City time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent and the related Managing Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof or any Liquidity Agreement shall be equal to the Prime Rate plus 1.25% per annum.”

(d) The following definitions appearing in Exhibit I to the RPA are amended and restated in their entireties to read, respectively, as follows:

“Concentration Limit” means, as of any date of determination, with respect to any Obligor, a percentage equal to the following:

(a) if such Obligor has a short-term debt rating of at least (i) A-2 by S&P and (ii) P-2 by Moody’s, then 14.0%;

(b) if such Obligor is not qualified under clause (a) above, and such Obligor has a short-term debt rating of at least (i) A-3 by S&P and (ii) P-3 by Moody’s, then 7%;

(c) if such Obligor is not qualified under clause (a) or (b) above, then:

(i) if such Obligor has a Debt Rating of at least (1) BBB+ by S&P and (2) Baa1 by Moody’s, then 14.0%; or

(ii) if such Obligor is not qualified under clause (c)(i) above, and such Obligor has a Debt Rating of at least (1) BBB- by S&P and (2) Baa3 by Moody’s, then 7.0%; or

(d) if such Obligor is not qualified under clauses (a), (b) or (c) above, then 3.5%;

provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that in the case of an Obligor that has only obtained a rating by either Moody’s or S&P, the Concentration Limit for such Obligor shall be determined based upon such single rating in accordance with the above.

“Excluded Receivable” means any indebtedness or other obligations owed to any Originator or the Seller by (w) Autozone, Inc. in connection with the sale of goods or the rendering of services by such Originator to Autozone, Inc., (x) General Parts International, Inc. in connection with the sale of goods or the rendering of services by such Originator to General Parts International, Inc., (y) Honeywell International Inc. in connection with the sale of goods or the rendering of services by such Originator to Honeywell International Inc and (z) any Obligor in connection with the sale of goods or the rendering of services by such Originator relating to what is referred to in the Servicer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as the Steel segment generated on or after May 1, 2014.

“LIBO Rate” means, in respect of any Purchaser Group for any Tranche Period, the sum of (a) either (1) the interest rate per annum designated as The Bank of Tokyo-Mitsubishi LIBO Rate for a period of time comparable to such Tranche Period that appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Tranche Period or (2) if a rate cannot be determined under clause (1), an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration equal to such Tranche Period in a principal amount substantially equal to the applicable Tranche Period are offered to the principal London office of The Bank of Tokyo-Mitsubishi, Ltd. by three London banks, selected by Agent in good faith, at about 11:00 a.m. London time on the second Business Day preceding the first day of such Tranche Period; and (b) 2.25% per annum.

“Loss Reserve Floor Percentage” 14.00%

“Purchaser Group” means any Conduit, its related Financial Institutions and their related Managing Agent.

“Settlement Date” means:

(A) each Monthly Settlement Date;

(B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions of any Purchaser Group; and

(C) from and after the Amortization Date, any Business Day designated by the Agent as a “Settlement Date”.

“Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution, including any Purchaser Interest or an undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to a Liquidity Agreement:

(a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the related Managing Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

(b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent and the applicable Managing Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

(e) The definitions for each of the following defined terms appearing in Exhibit I to the RPA are deleted in their entireties: “SunTrust”, “SunTrust LIBOR”, and “SunTrust Purchaser Group”.

(f) Exhibits II and V and Schedule D, are hereby amended by deleting each reference to SunTrust Bank or the SunTrust Purchaser Group.

(g) Schedule A to the RPA is amended and restated in its entirety as set forth on Schedule A hereto. From and after the date hereof, each reference to “Schedule A” in the RPA shall mean and be a reference to Schedule A attached hereto.

3. Conditions Precedent. This Amendment shall become effective and be deemed effective, as of May 1st, 2014, upon receipt by the Administrative Agent of duly executed counterparts of (i) this Amendment from the Seller, the Servicer, the Administrative Agent, the Purchasers and the Managing Agents and (ii) Amendment No. 2 to the TMC Sale Agreement of even date herewith among the Seller and the Servicer and (iii) the SunTrust Payoff Letter of even date herewith among the Seller, the Servicer, BTMU, SunTrust and Victory.

4. Covenants, Representations and Warranties of the Seller and Servicer.

(a) Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it, to the extent the same are not amended hereby, in the RPA and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

(b) Each of the Seller and the Servicer hereby represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies.

4. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

5. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers, the Managing Agent or the Administrative Agent under the RPA or any of the Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

6. Costs and Expenses. The Servicer agrees to pay all reasonable costs, fees and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys representing the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

7. CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

8. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

TIMKEN RECEIVABLES CORPORATION, as the Seller

By:	/s/ Steven D. Tschiegg
Name: Steven D. Tschiegg
Title: Secretary

THE TIMKEN CORPORATION, as the Servicer

By:	/s/ Philip D. Fracassa
Name: Philip D. Fracassa
Title: Vice President and Treasurer

Signature Page to

Amendment No. 1 to Amended and Restated Receivables Purchase Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:	/s/ Christopher Pohl
Name: Christopher Pohl
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Managing Agent

By:	/s/ Christopher Pohl
Name: Christopher Pohl
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Financial Institution

By:	/s/ Thomas J. Sterr
Name: Thomas J. Sterr
Title: Authorized Signatory

VICTORY RECEIVABLES CORPORATION, as a Conduit

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

Signature Page to

Amendment No. 1 to Amended and Restated Receivables Purchase Agreement

SCHEDULE A

COMMITMENTS OF FINANCIAL INSTITUTIONS

Purchaser Group	Related Managing Agent	Financial Institution(s)	Related Conduit Purchaser (if any)	Commitment of Related Financial Institution(s)

BTMU Purchaser Group	BTMU	BTMU	Victory	$100,000,000